Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

among

CONSOLIDATED CONTAINER HOLDINGS LLC,

CONSOLIDATED CONTAINER COMPANY LLC,

VARIOUS SUBSIDIARIES

OF CONSOLIDATED CONTAINER COMPANY LLC

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

Dated as of May 20, 2004

Page
ARTICLE I SECURITY INTERESTS	3

1.1 Grant of Security Interests	3
1.2 Power of Attorney	5

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	5

2.1 Necessary Filings	5
2.2 No Liens	6
2.3 Other Financing Statements	6
2.4 Chief Executive Office; Records	6
2.5 Location of Inventory and Equipment	7
2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	7
2.7 Trade Names; etc.	7
2.8 Certain Significant Transactions	8
2.9 Non-UCC Property	8
2.10 As-Extracted Collateral; Timber-to-be-Cut	8
2.11 Collateral in the Possession of a Bailee	8
2.12 Recourse	9

ARTICLE III SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS	9

3.1 Additional Representations and Warranties	9
3.2 Maintenance of Records	9
3.3 Direction to Account Debtors; Contracting Parties; etc.	9
3.4 Modification of Terms; etc.	10
3.5 Collection	10
3.6 Instruments	10
3.7 Assignors Remain Liable Under Receivables and Contracts	11
3.8 Deposit Accounts; etc.	11
3.9 Letter-of-Credit Rights	12
3.10 Commercial Tort Claims	12
3.11 Chattel Paper	12
3.12 Further Actions	13

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS	13

4.1 Additional Representations and Warranties	13
4.2 Licenses and Assignments	13
4.3 Infringements	13
4.4 Preservation of Marks and Domain Names	14
4.5 Maintenance of Registration	14
4.6 Future Registered Marks and Domain Names	14

(i)

(continued)

(ii)

(continued)

Page
10.9 Counterparts	41
10.10 The Collateral Agent; Secured Creditor Acknowledgments	41
10.11 Severability	41
10.12 Limited Obligations	41
10.13 Additional Assignors	42
10.14 No Third Party Beneficiaries	42

ANNEX A	Schedule of Chief Executive Offices/Record Locations
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Description of Commercial Tort Claims
ANNEX I	Schedule of Marks and Applications
ANNEX J	Schedule of Patents and Applications
ANNEX K	Schedule of Copyrights and Applications
ANNEX L	Grant of Security Interest in Certain Patents and Trademarks
ANNEX M	Grant of Security Interest in Certain Copyrights
ANNEX N	The Collateral Agent and Certain Acknowledgements

(iii)

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 20, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof, this “Agreement”), among each of the undersigned assignors (each, an “Assignor” and, together with each other entity which becomes a party hereto pursuant to Section 10.13, collectively, the “Assignors”) in favor of Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below), acknowledged and agreed to by The Bank of New York, as trustee (together with any successor trustee, the “Senior Second Lien Notes Indenture Trustee”) for the Senior Second Lien Noteholders (as defined below). Except as otherwise defined in Article IX hereof, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Consolidated Container Holdings LLC (“Holdings”), Consolidated Container Company LLC (the “Borrower”), various financial institutions from time to time party thereto (the “Banks”), and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”, and, together with the Banks, each Issuing Bank and the Collateral Agent, the “Bank Creditors”), have entered into a Credit Agreement, dated as of May 20, 2004, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may from time to time be amended, modified, extended, renewed, replaced, restated, supplemented and/or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed thereunder) of all or any portion of the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, banks or holders);

WHEREAS, the Borrower and one or more of its Subsidiaries may from time to time enter into, or guaranty the obligations of one another under, one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement entered into with an Other Creditor (as hereinafter defined), an “Interest Rate Protection Agreement or Other Hedging Agreement”) with one or more Banks or any affiliate thereof (each such Bank or affiliate (even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason), together with such Bank’s or affiliate’s successors and assigns, collectively, the “Other Creditors”);

WHEREAS, pursuant to the Guaranty contained in the Credit Agreement (the “Holdings Guaranty”), Holdings has guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and all obligations and liabilities of the Borrower and one or more of its Subsidiaries with respect to the Interest Rate Protection Agreements or Other Hedging Agreements which may hereinafter arise;

WHEREAS, pursuant to a Subsidiary Guaranty, dated as of May 20, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Subsidiary Guaranty”), each Subsidiary Guarantor has jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations (as defined in the Subsidiary Guaranty);

WHEREAS, the Borrower and its Subsidiary, Consolidated Container Capital, Inc., as issuers, and the Subsidiary Guarantors, as guarantors, have entered into an Indenture, dated as of May 20, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement, the “Senior Second Lien Notes Indenture”) with the Senior Second Lien Notes Indenture Trustee, providing for the issuance by the Borrower of its 10.75% Senior Second Lien Notes due 2009 in the aggregate principal amount at maturity of $207,000,000 (the “Senior Second Lien Notes”; and the holders from time to time of the Senior Second Lien Notes are referred to herein as the “Senior Second Lien Noteholders”);

WHEREAS, as provided in the Senior Second Lien Notes Indenture, the Subsidiary Guarantors have jointly and severally guaranteed the payment and performance when due of all obligations and liabilities of the Borrower under or with respect to the Senior Second Lien Notes and the Senior Second Lien Notes Indenture;

WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements or Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, it is a condition precedent to the issuance of the Senior Second Lien Notes by the Borrower under the Senior Second Lien Notes Indenture that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions precedent described in the two preceding recitals;

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, (i) each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors, and (ii) each Assignor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby (A) assign and transfer unto the Collateral Agent for the benefit of the First Lien Creditors, and does hereby pledge and grant to the Collateral Agent for the benefit of the First Lien Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired and (B) separately assign and transfer unto the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors, and does hereby separately pledge and grant to the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors, a separate continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired:

(i) each and every Receivable;

(ii) all Contracts, together with all Contract Rights arising thereunder;

(iii) all Inventory;

(iv) the Cash Collateral Account and any other cash collateral account established for such Assignor for the benefit of the Secured Creditors and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

(v) all Equipment;

(vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(vii) all Patents and Copyrights and all reissues, renewals and extensions thereof;

(viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secrets and Trade Secret Rights;

(ix) all insurance policies;

(x) all other Goods, General Intangibles, Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper), Documents and Instruments of such Assignor;

(xi) all Permits;

(xii) all cash;

(xiii) all Commercial Tort Claims;

(xiv) all Deposit Accounts maintained by such Assignor with any Person, together with all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv) all Investment Property;

(xvi) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xvii) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xviii) all Supporting Obligations;

(xix) all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xix), collectively, the “Collateral”).

(b) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor, the Collateral Agent (on behalf of the Secured Creditors) and the Senior Second Lien Notes Indenture Trustee (on behalf of the Senior Second Lien Notes Creditors) acknowledges and agrees that (v) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent (i) for the benefit of Bank Creditors and Other Creditors, shall be a “first” priority senior security interest in the Collateral and (ii) for the benefit of the Senior Second Lien Notes Creditors, shall be a “second” priority security interest in the Collateral fully junior, subordinated and subject to the security interest granted to the Collateral Agent for the benefit of the First Lien Creditors on the terms and conditions set forth in this Agreement, in the other Security Documents and in the Senior Second Lien Notes Documents and all other rights and benefits afforded hereunder to the Senior Second Lien Notes Creditors are expressly subject to the terms and conditions of this Agreement, the other Security Documents and the Senior Second Lien Notes Documents, (w) the Senior Second Lien Notes Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the First Lien Creditors’ security interests in the Collateral, (x) the grants of security interest hereunder constitute two separate and distinct grants of security, one in favor of the Collateral Agent for the benefit of the First Lien Creditors, the second in favor of the Collateral Agent for the benefit of the Senior Second Lien Notes Creditors and (y) in the event of any conflict between the provisions of this Agreement or any other Security Document and the provisions of the Senior Second Lien Notes Documents, the terms of this Agreement and the other Security Documents shall prevail.

(c) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Senior Second Lien Notes Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 1.1 for the benefit of the Senior Second Lien Notes Creditors shall not extend to, any Second Lien Excluded Collateral.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Excluded Collateral shall not constitute Collateral as defined herein.

1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND

COVENANTS

Each Assignor represents, warrants and covenants to the Collateral Agent for the benefit of the Secured Creditors, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent for the benefit of the Secured Creditors hereby in respect of the Collateral have been accomplished on the date hereof or shall be accomplished within 10 days of the Initial Borrowing Date (or, in the case of property acquired after the Initial Borrowing Date, within 10 days after the acquisition thereof), and the security interest granted to the Collateral Agent pursuant to this Agreement in and to all the Collateral constitutes or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other Persons therein (other than any such rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the Uniform Commercial Code as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by filing of a Grant of

Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.

2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) evidencing a valid security interest against any Assignor covering or purporting to cover any interest of any kind in the Collateral (other than as may be filed in connection with Permitted Liens), and at all times prior to the Termination Date, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4 Chief Executive Office; Records. As of the date hereof, the chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office to any location except to a location indicated on Annex A or Annex B hereto or to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables, Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, such other locations indicated on Annexes A and B hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables, Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor or in transit to any such location.

2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that set forth on Annex C hereto for such Assignor, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof (including Washington D.C.) to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof (or, if later, on the date that it becomes an Assignor hereunder) and later obtains one, such Assignor shall promptly after becoming aware such number has been issued notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.7 Trade Names; etc. Such Assignor does not have or operate in any jurisdiction, or in the preceding five years has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement (or, in the case of any Assignor that becomes a party hereto after the date of this Agreement, during the one year period preceding the date that it became a party hereto), no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the Uniform Commercial Code.

2.9 Non-UCC Property. The aggregate fair market value (as determined by the Borrower in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the Uniform Commercial Code does not exceed $500,000. If the aggregate value of all such property at any time owned by all Assignors exceeds $500,000, the Borrower shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the Uniform Commercial Code to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the Uniform Commercial Code.

2.10 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11 Collateral in the Possession of a Bailee. If any Inventory or other Goods of any Assignor are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing.

2.12 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING

RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all material records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to such Assignor’s knowledge, represent the genuine legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, enforceable in accordance with their respective terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law)), (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes) and (iii) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the officers and designated representatives of the Collateral Agent for inspection, at such Assignor’s own cost and expense, during regular business hours and under guidance of officers of such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any

Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys’ fees) of collection incurred pursuant to this Section 3.3, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

3.4 Modification of Terms; etc. Except in accordance with such Assignor’s reasonable business judgment or as permitted by Section 3.5 hereof, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein. No Assignor shall do anything to impair the rights of the Collateral Agent in the Receivables or the Contracts, except as permitted by this Section 3.4 and Section 3.5 hereof.

3.5 Collection. Each Assignor shall use commercially reasonable efforts to endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow as adjustments to amounts, services or products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, attorneys’ fees) of collection incurred pursuant to this Section 3.5, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6 Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 20 Business Days thereafter notify the Collateral Agent thereof and, upon request by the Collateral Agent, promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder; provided that, delivery and endorsement to the order of the Collateral Agent of Instruments, the principal amount of which, when added to the aggregate principal amount of all other Instruments owned or acquired by the Assignors but not delivered or endorsed to the order of the Collateral Agent, does not exceed $1,000,000 in the aggregate, shall not be required.

3.7 Assignors Remain Liable Under Receivables and Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables and each Contract to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of the agreement giving rise to such Receivables or such Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable or such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8 Deposit Accounts; etc. (a) No Assignor at any time after the occurrence and during the continuance of an Event of Default shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the Uniform Commercial Code) whose jurisdiction (determined in accordance with Section 9-304 of the Uniform Commercial Code) is within a State of the United States. Annex F hereto sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent), the respective Assignor shall at the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 20 days after the date of such request (or such longer period as may be acceptable to the Collateral Agent), a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which such a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall promptly (and in any event within 20 days after the date of such request (or such longer period as may be acceptable to the Collateral Agent)) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.8. If any bank with which such a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 20 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date hereof, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for such Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.9 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,500,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.10 Commercial Tort Claims. All Commercial Tort Claims of each Assignor and any events or circumstances that would reasonably be expected to give rise to any Commercial Tort Claims of each Assignor as of the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time and from time to time after the date hereof acquire any Commercial Tort Claims in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,500,000 or more, such Assignor shall (i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and (ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims. For its part, the Collateral Agent acknowledges and agrees that the proceeds of any Commercial Tort Claim will be applied as provided in this Agreement only after the occurrence and during the continuance of an Event of Default and prior thereto will be promptly paid to the respective Assignor.

3.11 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the Uniform Commercial Code. Each Assignor will promptly (and in any event within 20 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent; provided that, delivery to the Collateral Agent of

Tangible Chattel Paper, the principal amount of which, when added to the aggregate principal amount of all other Tangible Chattel Paper owned or acquired by the Assignors but not delivered to the Collateral Agent, does not exceed $1,000,000 in the aggregate, shall not be required.

3.12 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names constitute all Marks registered in the United States Patent and Trademark Office or the equivalent thereof in any foreign country that such Assignor presently owns and all Domain Names that such Assignor now owns or uses in connection with its business. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name. Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications and Domain Name registrations listed in Annex I hereto for such Assignor and that said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the other Secured Debt Agreements.

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any material Mark or Domain Name, or (ii) with respect to any party claiming that such Assignor’s use of any material Mark or Domain Name violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute, in a manner consistent with its past practice and in accordance with reasonable business practices, any Person infringing any material Mark or Domain Name owned by such Assignor and material to the operation of the business.

4.4 Preservation of Marks and Domain Names. Each Assignor agrees to use its material Marks and Domain Names in interstate commerce during the time in which this Agreement is in effect, and to take all such other actions as are reasonably necessary to preserve such Marks and Domain Names as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided, that no Assignor shall be obligated to preserve any Mark or Domain Name in the event such Assignor determines, in its reasonably business judgment, that the preservation of such Mark is no longer necessary in the conduct of its business.

4.5 Maintenance of Registration. Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents reasonable to maintain all material Marks and/or Domain Name registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its registered material Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Mark or Domain Name or prosecute any such application for registration in the event that such Assignor determines, in its reasonable business judgment, that such application is no longer necessary in the conduct of its business.

4.6 Future Registered Marks and Domain Names. If any registration for any Mark issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by an Assignor, within 30 days of receipt of the respective certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such certificate or similar indicia of ownership, and a grant for security in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such grant to be substantially in the form of Exhibit L hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor’s business symbolized by said Marks and Domain Names and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the

Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the Domain Names and the goodwill of such Assignor’s business symbolized by the Marks and the Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks and the Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks and Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and Domain Names and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or the applicable Domain Name registrar or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS,

COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use all (i) Trade Secret Rights of such Assignor, (ii) rights in the Patents of such Assignor listed in Annex J hereto for such Assignor and that said Patents constitute all the patents and applications for patents that such Assignor now owns and (iii) rights in the Copyrights of such Assignor listed in Annex K hereto for such Assignor, and that such Copyrights include all registrations of copyrights and applications for copyright registrations that such Assignor now owns. Each Assignor further represents and warrants that it has the right to use and practice under all Patents and Copyrights that it owns and has the exclusive right to exclude others from using or practicing under any Patents it owns. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any rights in any Patent or Copyright or that such Assignor has misappropriated any Trade Secrets, Trade Secret Rights or other proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the United states Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright of such Assignor, as the case may be, and to record the same.

5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the other Secured Debt Agreements.

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor’s rights in any material Patent or material Copyright or to any claim that the practice of any material Patent or the use of any material Copyright of such Assignor violates any property right of a third party, or with respect to any misappropriation of any material Trade Secret Right of such Assignor or any claim that practice of any material Trade Secret Right of such Assignor violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute, in accordance with reasonable business practices, any Person infringing any material Patent or material Copyright of such Assignor or any Person misappropriating any material Trade Secret Right of such Assignor.

5.4 Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 and any foreign equivalent thereof to maintain in force rights under each of its material Patents, and to apply as permitted pursuant to applicable law for any renewal of each of its material Copyrights, in any case absent prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Patent or Copyright in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary to the conduct of its business.

5.5 Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute, in accordance with reasonable business practices and subject to Section 5.4, all of its material applications for Patents listed in Annex J hereto and for Copyrights listed in Annex K hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain any Patent or Copyright in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary to the conduct of its business.

5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent or of a Copyright registration, or of filing of an application for a United States Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright or certificate or registration of, or application therefor, as the case may be, with a grant of security interest in such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Patent or Copyright, the form of such grant of security interest to be substantially in the form of Exhibit L or M hereto, as applicable, or in such other form as may be satisfactory to the Collateral Agent; provided, that no Assignor shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that such application is no longer necessary to the conduct of its business.

5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record an absolute assignment with the applicable agency; (ii) take and use, practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent as an additional insured, loss payee and mortgagee, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the terms of the respective Secured Debt Agreements, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right upon provision of notice to the Borrower (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement (or, after the Credit Document Obligations Termination Date, any other Secured Debt Agreement), the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with the Credit Agreement (or, after the Credit Document Obligations Termination Date, in accordance with the instructions of the Required Senior Creditors), or after the Obligations have been accelerated or otherwise become due and payable, in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2 Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.4 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest, as well as a second priority security interest, in the Collateral (subject, in each case, to the Permitted Liens) as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral with appropriate exceptions for Excluded Collateral) without the signature of such Assignor where permitted by law.

6.5 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may also:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depository bank to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

(iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with Section 7.4 hereof; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the New York Uniform Commercial Code;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction,

the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement (including Annex N hereto) and the other Security Documents.

7.2 Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may, during the continuance of an Event of Default, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may, during the continuance of an Event of Default, be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the Collateral Agent. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral hereunder shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of “collateral” thereunder to be applied in accordance with the terms of this Agreement, by such “collateral agent” thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such “collateral agent” under such other Security Documents) (including all monies received in respect of post-petition interest) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral (or “collateral” under any other Security Document, as the case may be) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Assignor, or the application of any Collateral (or “collateral” under any other Security Document, as the case may be) to the payment thereof or any distribution of Collateral (or “collateral” under any other Security Document, as the case may be) upon the liquidation or dissolution of any Assignor, or the winding up of the assets or business of any Assignor or under any Mortgage Policies, shall be applied as follows:

(i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Lien Primary Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Primary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding First Lien Secondary Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the First Lien Creditors as provided in Section 7.4(e) hereof, with each First Lien Creditor receiving an amount equal to its outstanding First Lien Secondary Obligations or, if the proceeds are insufficient to pay in full all such First Lien Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iii), an amount equal to the outstanding Senior Second Lien Notes Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the Senior Second Lien Notes Indenture Trustee as provided in Section 7.4(e) hereof (for the benefit of the Senior Second Lien Notes Indenture Trustee and the other Senior Second Lien Notes Creditors), with each such Senior Second Lien Notes Creditor to receive an amount equal to its the outstanding Senior Second Lien Notes Obligations or, if the proceeds are insufficient to pay in full all such Senior Second Lien Notes Obligations, the portion of the amount remaining to be distributed to which such Senior Second Lien Notes Creditor is entitled pursuant to the terms of the Senior Second Lien Notes Indenture; and

(v) fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s First Lien Primary Obligations, First Lien Secondary Obligations or Senior Second Lien Notes Obligations, as the case may be, and the denominator of which is the then outstanding amount of all First Lien Primary Obligations, First Lien Secondary Obligations or Senior Second Lien Notes Obligations, as the case may be, (ii) “First Lien Primary Obligations” shall mean (x) in the case of Credit Document Obligations, all principal of, and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) on, all Loans, all Unpaid Drawings (together with all accrued interest), the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (y) in the case of the Other Obligations, all amounts due under any Interest Rate Protection Agreement or Other Hedging Agreement (excluding indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities but including all interest on such amounts that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action), and (iii) “First Lien Secondary Obligations” shall mean all Credit Document Obligations and all Other Obligations which, in each case, do not constitute First Lien Primary Obligations.

(c) When payments to First Lien Creditors are based upon their respective Pro Rata Shares, the amounts received by such First Lien Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their First Lien Primary Obligations and (ii) second, to the First Lien Secondary Obligations.

(d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution in accordance with this Section 7.4 on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Credit Document Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Credit Document Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Except as set forth in Section 7.4(d) hereof, all payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Bank Creditors, (y) if to the Senior Second Lien Notes Creditors, to the Senior Second Lien Notes Indenture Trustee under the Senior Second Lien Notes Indenture for the account of (and for distribution to) the Senior Second Lien Notes Indenture Trustee and the Senior Second Lien Noteholders in accordance with the requirements of the Senior Second Lien Notes Indenture, and (z) if to the Other Creditors, to the Authorized Representative for the Other Creditors or, in the absence of such an Authorized Representative, directly to the Other Creditors.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Senior Second Lien Notes Indenture Trustee under the Senior Second Lien Notes Indenture, and (iii) each Authorized Representative of an Other Creditor (or, in the absence of any such Authorized Representative, directly upon the Other Creditors), for a determination (which each Authorized Representative for any Secured Creditor and the Secured Creditors agree to provide upon request of the Collateral Agent) of the outstanding First Lien Primary Obligations, First Lien Secondary Obligations and Senior Second Lien Notes Obligations owed to the Bank Creditors, the Other Creditors or the Senior Second Lien Notes Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from any Bank Creditor, any Other Creditor or any of their respective Authorized Representatives) to the contrary, the Administrative Agent and each other Authorized Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Lien Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(g) It is understood and agreed that each of the Assignors shall remain jointly and severally liable to the relevant Secured Creditors to the extent of any deficiency between (x) the amount of the proceeds of the Collateral received by such Secured Creditors hereunder and (y) the aggregate amount of the Obligations.

(h) Notwithstanding anything to the contrary contained in this Agreement or in any other Security Document, the Senior Second Lien Notes Creditors, by accepting the benefits of this Agreement, hereby expressly acknowledge and agree that they shall not be entitled to receive any application pursuant to Section 7.4(a) hereof in respect of any Second Lien Excluded Collateral.

7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Agreement now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject to the last sentence of Section 7.1 hereof, be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement or under any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement and under the other Security Documents, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor that is an indemnitor under Section 6 of Annex N hereto, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section 8.1 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation by an Assignor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations (but not the security interests in the “Collateral”) of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all Obligations, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements and Letters of Credit, and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined in this Article IX, terms used in this Agreement shall have the meaning provided such terms in the Credit Agreement (or, at any time on and after the Credit Documents Obligations Termination Date, the Credit Agreement as in effect on such date (without giving effect to the termination thereof)).

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the preamble to this Agreement.

“Authorized Representative” shall have the meaning provided in Annex N hereto.

“Bank Creditors” shall have the meaning provided in the recitals to this Agreement.

“Banks” shall have the meaning provided in the recitals to this Agreement.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement and related documents entered into in connection therewith) to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Copyrights” shall mean any United States or foreign copyright owned by any Assignor now or hereinafter, including any registrations of any Copyright in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full in cash in accordance with the terms of the respective Credit Documents and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

“Credit Documents” shall mean the “Credit Documents” under, and as defined in, the Credit Agreement and shall include any credit documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code as in effect on the Date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and fixtures now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessories thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding Equipment constituting vehicles.

“Event of Default” shall mean (i) any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Interest Rate Protection Agreement or Other Hedging Agreement, (ii) any payment default in respect of the Obligations (in any such case, after the expiration of any applicable grace period) and (iii) on and after the Credit Document Obligations Termination Date and the Other Obligations Termination Date, any Event of Default (or similar term) under, and as defined in, the Senior Second Lien Notes Indenture.

“Excluded Collateral” shall mean the following:

(a) any Chattel Paper, lease, Contract or General Intangibles which are now or hereafter held by any Assignor as licensee, lessee or otherwise, to the extent that (i) such Chattel Paper, lease, Contract or General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained but has been requested; provided, however, that Excluded Collateral shall not include any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted; or

(b) any (i) real or personal property at any time owned jointly between any Assignor and any other person (other than another Assignor) to the extent that the grant by an Assignor of a security interest pursuant to this Agreement in such Assignor’s right, title or interest in such property would breach or violate the terms of any Contract between such Assignor and such other party or parties and (ii) equity interest owned by any Assignor in any joint venture which may not be pledged, assigned or otherwise transferred pursuant to the terms of any operating agreement, partnership agreement, other Contract or any organizational documents governing such joint venture, provided, however, that Excluded Collateral shall not include any and all proceeds of such real or personal property or equity interest to the extent that the assignment or encumbering of such proceeds is not so restricted.

(c) any Equipment, Inventory or Receivables which are subject to any Permitted Lien to the extent that the terms of the Indebtedness securing such Permitted Lien expressly prohibit assigning or granting of any such security interest in the respective Assignor’s rights and obligations thereunder; provided, however, that Excluded Collateral shall not include any and all proceeds of such Equipment, Inventory or Receivables to the extent that the assignment or encumbering of such proceeds is not so restricted.

“First Lien Creditor” shall mean, collectively, the Bank Creditors and the Other Creditors.

“First Lien Obligations” shall mean, collectively, the Credit Document Obligations and the Other Obligations.

“First Lien Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“First Lien Secondary Obligations” shall have the meaning provided in Section 7.4(c) of this Agreement.

“General Intangibles” mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York but excluding General Intangibles to the extent the terms thereof expressly prohibit the assignment of, or the granting of a security interest in, such Assignor’s rights and obligations thereunder.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1 of this Agreement.

“Instrument” shall mean “instrument” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Interest Rate Protection Agreement or Other Hedging Agreement” shall have the meaning provided in the recitals to this Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” shall mean, for any Assignor, such Assignor’s “location” as determined pursuant to Section 9-307 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Marks” shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers used by any Assignor in the United States or any foreign country.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with each Credit Document to which such Assignor is a party (including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, indebtedness and liabilities under the Subsidiary Guaranty) and the due performance and compliance by such Assignor with the terms, conditions and agreements of each such Credit Document (all such obligations, indebtedness and liabilities under this clause (i), except to the extent consisting of obligations, indebtedness or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with each Interest Rate Protection Agreement and Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, indebtedness and liabilities under the Subsidiary Guaranty in respect of Interest Rate Protection Agreements and Other Hedging Agreements, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, indebtedness and liabilities under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, indemnities, fees and expenses and all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Assignor owing to the Senior Second Lien Notes Creditors, whether now existing or hereafter incurred under, arising out of or in connection with each Senior Second Lien Notes Document to which such Assignor is a party (including, in the case of each Assignor that provides a guaranty in respect of the Senior Second Lien Notes, all such obligations, indebtedness and liabilities under such guaranty) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such Senior Second Lien Notes Document (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the “Senior Second Lien Notes Obligations”);

(iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Assignor referred to in preceding clauses (i), (ii) and (iii) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement. Notwithstanding anything to the contrary contained above in this definition, obligations, indebtedness and liabilities which would otherwise constitute Senior Second Lien Notes Obligations pursuant to clause (iii) of the first sentence of this definition shall not constitute Senior Second Lien Notes Obligations, as the case may be, for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of the Credit Agreement (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof).

“Other Creditors” shall have the meaning provided in the recitals to this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Other Obligations Termination Date” shall mean the date upon which all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors have been terminated and all Other Obligations (other than those Other Obligations arising from indemnities for which no claim has been made) have been paid in full in cash.

“Patents” shall mean any United States or foreign patent with respect to which any Assignor now or hereafter has any right, title or interest, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

“Permitted Liens” shall mean Liens which both (i) at all times prior to the Credit Document Obligations Termination Date, constitute Permitted Liens (as such term is defined in the Credit Agreement) and (ii) are otherwise permitted by the other Secured Debt Agreements.

“Proceeds” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Receivable” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Required Secured Creditors” shall mean (i) at all times prior to the occurrence of the Credit Document Obligations Termination Date, the Required Banks (or, to the extent required by the Credit Agreement, each of the Banks), (ii) at all times on and after the Credit Document Obligations Termination Date and prior to the Other Obligations Termination Date, the holders of at least the majority of the then outstanding Other Obligations (determined by the Collateral Agent in such reasonable manner as is acceptable to it) and (iii) at all times on and after the Credit Document Obligations Termination Date and Other Obligations Termination Date, the Senior Second Lien Notes Indenture Trustee acting in accordance with the provisions of the Senior Second Lien Notes Indenture (with the consent of the holders of the requisite percentage of the then outstanding Senior Second Lien Notes Obligations (to the extent such consent is required by the terms of the Senior Second Lien Notes Indenture)).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Second Lien Excluded Collateral” shall mean and include (i) all assets of Holdings, (ii) all assets of the Assignors located outside the United States; (iii) all assets of each Assignor’s foreign Subsidiaries; (iv) all capital stock, notes, instruments, other equity interests and other securities owned or held by the Assignors; and (v) all proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (iv) above.

“Secured Creditors” shall mean, collectively, the Bank Creditors, the Other Creditors and the Senior Second Lien Notes Creditors.

“Secured Debt Agreements” shall mean and include (i) this Agreement, (ii) the Credit Agreement, the other Credit Documents and, to the extent then in effect, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Other Creditors and (iii) the Senior Second Lien Notes Documents.

“Senior Second Lien Noteholders” shall have the meaning provided in the recitals to this Agreement.

“Senior Second Lien Notes” shall have the meaning provided in the recitals of this Agreement.

“Senior Second Lien Notes Creditors” shall mean the Senior Second Lien Notes Indenture Trustee and the Senior Second Lien Noteholders.

“Senior Second Lien Notes Documents” shall mean the Senior Second Lien Notes, the Senior Second Lien Notes Indenture and the other documents and instruments executed and delivered with respect to the Senior Second Lien Notes or the Senior Second Lien Notes Indenture, in each case as in effect on the date hereof and as the same may be amended, modified and/or supplemented time to time in accordance with the terms thereof and of the Credit Agreement.

“Senior Second Lien Notes Indenture” shall have the meaning provided in the recitals of this Agreement.

“Senior Second Lien Notes Indenture Trustee” shall have the meaning provided in the first paragraph of this Agreement.

“Senior Second Lien Notes Obligations” shall have the meaning provided in the definition of Obligations in this Article IX.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Subsidiary Guaranty” shall have the meaning provided in the recitals to this Agreement.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8 of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secrets it holds or owns.

“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide, whether written or not written.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder from time to time.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

(a) if to any Assignor, at its address set forth opposite its signature below;

(b) if to the Collateral Agent:

222 South Riverside, 29th Floor

Chicago, IL 60606

Attention: Marla Heller

Telephone No.: (312) 537-4231

Facsimile No.: (312) 537-1324

(c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement; and

(d) if to any other Secured Creditor, (x) to the Authorized Representative for such Secured Creditor or (y) if there is no such Authorized Representative, at such address as such Secured Creditor shall have specified in writing to the Borrower and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2 Waiver; Amendment; Notice of Acceleration. None of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.13 hereof without the consent of any other Assignor or of the Secured Creditors, and (ii) any change, waiver, modification or variance (A) affecting the rights and benefits of a single Class of First Lien Creditors (and not all First Lien Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class of First Lien Creditors and (B) materially and adversely affecting the rights and benefits of the Senior Second Lien Notes Creditors and not all Secured Creditors in a like or similar manner shall require the written consent of the Requisite Creditors of the Senior Second Lien Notes Creditors as holders of the Senior Second Lien Notes Obligations; provided further, however, that notwithstanding anything to the contrary provided in clause (ii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement or any other Security Document and, to the extent so agreed, the Collateral Agent shall implement such modifications, for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder and thereunder (either as part of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, the Senior Second Lien Notes Documents and/or the Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of the Security Documents, (y) said clause (ii) shall not apply to any release of Collateral or any Assignor (or the termination of this Agreement or any other Security Document) effected in accordance with the requirements of Section 10.8 of this Agreement or the comparable provisions of the other Security Documents, as the case may be, and (z) any amendment, change, waiver, modification or variance to the extent relating to any Second Lien Excluded Collateral may be made without the prior consent of the Senior Second Lien Notes Creditors. For the purpose of this Agreement and the other Security Documents, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations, (y) the Other Creditors as holders of the Other Obligations or (z) the Senior Second Lien Notes Creditors as holders of the Senior Second Lien Notes Obligations. For the purpose of this Agreement and the other Security Documents, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks (or all Banks if required pursuant to the Credit Agreement), (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it) and (z) with respect to the Senior Second Lien Notes Obligations, the Senior Second Lien Notes Indenture Trustee acting at the direction of the requisite percentage of the holders of the Senior Second Lien Notes Obligations outstanding from time to time (to the extent such direction is required by the terms of the Senior Second Lien Notes Indenture). Notwithstanding anything to the contrary provided in this Agreement, to facilitate the extension of additional permitted secured debt or the permitted refinancing of existing secured debt, the Collateral Agent shall enter into intercreditor, subordination or acknowledgment agreements (which agreements may specify, among other things, (i) that the other permitted secured debt may be secured by the Collateral and be entitled to the benefits of the Security Documents, (ii) the relative priority of the Lien in the Collateral securing such other permitted secured debt, (iii) that the holder of such other permitted secured debt shall be entitled to the same rights and remedies, including rights of foreclosure and voting rights, as the holders of the secured debt being refinanced, (iv) the appointment of a successor Collateral Agent in accordance with Annex N hereto and (v) such other matters as are reasonably requested by the Assignors as may be necessary or desirable to enable the Assignors to receive the practical benefit of the provisions contained in the Credit Documents and in the Senior Second Lien Notes Indenture regarding the ability of the Assignors to incur other Indebtedness secured by a Lien in the Collateral) and/or take such other actions that may be reasonably requested by any Assignor, in connection with securing additional extensions of credit without the consent of the Requisite Creditors of the various Classes, so long as (x) such extensions (and resulting addition) or refinancings which give rise to the need for such intercreditor, subordination or acknowledgment agreements do not otherwise give rise to an express violation of the terms of the Credit Agreement, the Second Lien Notes Documents and/or the Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of the Security Documents, (y) such intercreditor, subordination and/or acknowledgment agreements are reasonably required to effect the securing of additional extensions or refinancings of credit and (z) the terms and conditions of such intercreditor, subordination and acknowledgment agreements, as the case may be, are reasonably satisfactory to the Collateral Agent.

10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors and assigns; provided, that, except as otherwise permitted by the Secured Debt Agreements, no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent

(with the consent of the Required Secured Creditors). Any Person that becomes a Secured Creditor after the date hereof by its acceptance of any Note, any Senior Second Lien Note, any Interest Rate Protection Agreement or Other Hedging Agreement or the benefits of this Agreement or any other Security Document, as the case may be, shall be bound by the terms hereof and thereof; it being understood that no Senior Second Lien Noteholder shall have any right to give any direction to the Collateral Agent with respect to any Collateral or take any action or exercise any right of a Secured Creditor under this Agreement or any other Security Documents, with all such directions, actions or rights to be given, taken or exercised, as the case may be, by the Senior Second Lien Notes Indenture Trustee, acting for the benefit of the holders of the Senior Second Lien Notes Obligations, provided that nothing contained in the preceding clause shall be construed to limit the agreements set forth in the last sentence of Section 7.1 hereof. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and each other Secured Debt Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE ASSIGNORS AND SECURED CREDITORS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH ASSIGNOR AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any other Secured Creditor shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof and in Section 6 of Annex N hereto shall survive such termination) and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this

Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which (i) the Credit Document Obligations Termination Date and the Other Obligations Termination Date shall have then (or theretofore) occurred and (ii) all Senior Second Lien Notes Obligations (other than those arising from indemnities for which no claim has been made) then owing have been paid in full (or been defeased in accordance with the terms of the Senior Second Lien Notes Indenture).

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the Credit Document Obligations Termination Date, in connection with a sale or other disposition permitted by the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors or (y) at any time thereafter, in connection with a sale or other disposition permitted by the other Secured Debt Agreements or is otherwise released at the direction of the Required Secured Creditors, and the proceeds of any such sale or disposition or other release are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, such Collateral will sold, disposed of or released free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement and/or (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold, disposed of or released as such Assignor may reasonably request. Notwithstanding the foregoing, prior to the Credit Document Obligations Termination Date and the Other Obligations Termination Date, any release of any Liens on the Collateral authorized pursuant to the terms of any Credit Document or any Interest Rate Protection Agreement and Other Hedging Agreement, authorized by the Collateral Agent or by any of the other First Lien Creditors shall be binding upon the Senior Second Lien Notes Creditors; provided, however, that no release of the Senior Second Lien Notes Creditors’ Liens on the Collateral under this Section 10.08(b) shall be made without the consent of the Requisite Creditors in respect of the Senior Second Lien Notes if (a) the Collateral to be released is not the subject of a sale or other disposition and (b) such release is being made in connection with or in contemplation of the repayment in full of the First Lien Obligations.

(c) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or (b) hereof.

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 10.8.

(e) Without limiting the foregoing provisions of this Section 10.8, to the extent applicable following the qualification of the Senior Second Lien Notes Indenture under the Trust Indenture Act (but only insofar as this Agreement applies to the Senior Second Lien

Notes Creditors) (i) the Assignors shall comply with Section 314(d) of the Trust Indenture Act in connection with the release of property or Liens hereunder and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Documents are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10 The Collateral Agent; Secured Creditor Acknowledgments. (a) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Annex N hereto. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement and in Annex N hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety. In the event that any provision set forth in Section 12 of the Credit Agreement in respect of the Collateral Agent conflicts with any provision set forth in Annex N hereto, the provisions of Annex N hereto shall govern (except that the Banks shall remain obligated to indemnify the Collateral Agent pursuant to Section 12 of the Credit Agreement, to the extent the Collateral Agent is not indemnified by Secured Creditors pursuant to such Annex N).

(b) In addition to the provisions of clause (a) of this Section 10.10 and the other provisions of this Agreement and the other Security Documents, the Secured Creditors (by their acceptance of the benefits of this Agreement and the other Security Documents) also expressly acknowledge and agree to the other provisions of Annex N hereto.

10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12 Limited Obligations. (a) It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that as to each Assignor that is a Subsidiary of the Borrower and which has executed a guaranty of any of the Obligations pursuant to a Secured Debt Agreement, the obligations of such Assignor thereunder may have been limited as provided therein.

(b) To the extent not otherwise provided in a guaranty given by an Assignor in respect of the Senior Second Lien Notes Obligations, each Assignor other than Holdings (collectively, the “second lien assignors”), the Senior Second Lien Notes Indenture Trustee and each other Senior Second Lien Notes Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by the second lien assignors with respect to the Senior Second Lien Notes Obligations and the Senior Second Lien Notes Obligations of each such second lien assignor hereunder does not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Senior Second Lien Notes Obligations of the second lien assignors hereunder. To effectuate the foregoing intention, the Senior Second Lien Notes Indenture Trustee, the other Senior Second Lien Notes Creditors and the second lien assignors hereby irrevocably agree that the Senior Second Lien Notes Obligations of the second lien assignors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the First Lien Obligations by the second lien assignors) as will result in the Senior Second Lien Notes Obligations of the second lien assignors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 6.01(h) or (i) of the Senior Second Lien Notes Indenture or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

10.13 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or the Senior Second Lien Notes Indenture shall become an Assignor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F hereto and Annexes I through K hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement, the Credit Agreement and the Senior Second Lien Notes Indenture, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.

10.14 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Address:	CONSOLIDATED CONTAINER HOLDINGS LLC,
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339	as an Assignor
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

Address:	CONSOLIDATED CONTAINER COMPANY LLC,
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339	as an Assignor
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

Address:	REID PLASTICS GROUP LLC, as an Assignor
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

Address:	CONSOLIDATED CONTAINER COMPANY LP, as an Assignor
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO SECURITY AGREEMENT

Address:	PLASTIC CONTAINERS LLC, as an Assignor
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

Address:	CONSOLIDATED CONTAINER CAPITAL, INC., as an Assignor
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

Address:	CONTINENTAL CARIBBEAN CONTAINERS, INC.,
3101 Towercreek Parkway Suite 300 Atlanta, GA 30339	as an Assignor
Attn: Chief Financial Officer Phone: 678-742-4600 Fax: 678-742-4758	By:	/s/ Louis Lettes

Name: Louis Lettes
Title: Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO SECURITY AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent, as Assignee

By:	/s/ Susan LeFevre

Name: Susan LeFevre
Title: Director

SIGNATURE PAGE TO SECURITY AGREEMENT

THE BANK OF NEW YORK,
as trustee for the Senior Second Lien Notes Creditors

By:	/s/ Remo J. Reale

Name: Remo J. Reale
Title: Vice President

SIGNATURE PAGE TO SECURITY AGREEMENT